Exhibit 99.1


                         U.S. Physical Therapy Reports
                      Fourth Quarter and Year 2006 Results


    HOUSTON--(BUSINESS WIRE)--March 16, 2007--U.S. Physical Therapy, Inc. (NASDAQ:USPH), a national operator of physical and occupational therapy outpatient clinics, today reported results for the fourth quarter and year ended December 31, 2006.

    U.S. Physical Therapy's earnings from continuing operations were $2.1 million or $0.18 per share in the fourth quarter and $8.2 million or $0.70 per share, for the year 2006. The Company's earnings, including discontinued operations, were $2.1 million or $0.18 per share and $6.3 million or $0.54 per share, for the quarter and year, respectively.

    Fourth Quarter 2006 compared to Fourth Quarter 2005

    -- Net revenue from continuing operations increased to $33.9 million from $32.3 million due to a 5.7% increase in patient visits from 331,000 to 350,000 and an increase of $0.19 in average net patient revenue per visit to $96.09.

    -- Clinic operating costs from continuing operations were 74% of net revenue for both the fourth quarter 2006 and 2005. Clinic salaries and related costs as a percentage of net revenue were 51.3% for the recent quarter as well as the year earlier period. Rent, clinic supplies, contract labor and other costs from continuing operations as a percentage of revenue were 21.4% in the recent quarter as compared to 21.0% in the fourth quarter of 2005.

    -- Corporate office costs were reduced to $4.1 million in the fourth quarter of 2006, or 12.1% of net revenue, versus $4.2 million, or 12.9% of revenue in the fourth quarter of 2005. The 2006 quarter figure includes $301,000 of equity compensation expense. There was no equity compensation expense recorded in the 2005 quarter prior to the Company's adoption of SFAS No. 123R on January 1, 2006. Excluding equity compensation expense the corporate cost reduction was $348,000 or 8.4%.

    -- Net income from continuing operations increased to $2.1 million from $1.8 million. Earnings from continuing operations per diluted share increased to $0.18 from $0.15.

    -- Net income, after discontinued operations, increased to $2.1 million from $1.6 million. Earnings per diluted share increased to $0.18 from $0.14.

    -- Same store revenues for clinics open or acquired for one year or more were flat as visits were lower by 1.1% but the average net rate per visit increased by $.30 to $96.20.

    During the fourth quarter of 2006 U.S. Physical Therapy opened 3, acquired 8 (entering the Arizona market for the first time) and sold 1 clinic for a net addition of 10 clinics bringing the total number of clinics to 292 as of year end. Chris Reading, Chief Executive Officer, said, "the results this quarter were produced due to the commitment and determination of our team. Productivity, which has been a key focus, has shown steady improvement. Clinic growth this past quarter was solid with the addition of a great new partnership via acquisition plus several start-up facilities. We are pleased to finish the year in strong fashion."

    Fiscal Year 2006 compared to Fiscal Year 2005

    -- Net revenue from continuing operations rose 7.1% to $135.2 million from $126.3 million due to a 7.2% increase in patient visits to 1,379,000 and an increase of $0.23 in the average net patient revenue per visit to $96.72.

    -- Clinic operating costs from continuing operations were 73.5% of net revenue versus 70.7% in the prior year. The increase is primarily attributable to clinic salaries and related costs increasing from 49.7% of net revenue to 51.3% of net revenue. The clinic salary cost increase related to new or acquired clinics in 2006 and 2005. Rent, supplies, contract labor and other clinic costs were 20.6% of net revenues for fiscal 2006 compared to 20.0% for 2005. The provision for doubtful accounts increased from $1.4 million in 2005 to $2.1 million in 2006.

    -- Corporate office costs were $17.3 million or 12.8% of net revenue versus $16.4 million or 13.0%. The costs in 2006 include $1.0 million of equity compensation expense. There was no equity compensation expense recorded in the prior year. Excluding equity compensation expense, corporate costs declined by $215,000 or 1.3%.

    -- Net income from continuing operations decreased to $8.2 million from $9.2 million. Earnings from continuing operations per diluted share decreased to $0.70 from $0.76.

    -- The Company closed 31 clinics during 2006 incurring $3.0 million pre-tax in closure costs, impairment charges and operating losses.

    -- Net income, after discontinued operations, decreased to $6.3 million from $8.8 million. Earnings per diluted share were $0.54 as compared to $0.73.

    -- Same store revenues for clinics opened or acquired for one year or more increased by 3.9% as same store visits increased by 3.6% and the average net rate per visit increased by 0.4%.

    In the fourth quarter 2006, the Company acquired 100,000 shares of common stock through an open market purchase at $11.70 per share. Larry McAfee, Chief Financial Officer, noted that "since the inception of the current share repurchase program the Company has acquired 1,268,000 shares or approximately 10.0% of the previously outstanding total shares." Approximately 50,000 shares remain available for purchase under the program.

    The Company ended 2006 with $11.5 million in cash and investments. Net of $1.4 million of acquired clinics seller notes, the adjusted net cash balance was approximately $10.1 million or $0.88 per outstanding share.

    U.S. Physical Therapy's management will host a conference call at 2:00 pm Eastern Time, 1:00 pm Central Time on Thursday, March 22, 2007 to discuss the Company's fourth quarter and year 2006 results. Interested parties may participate in the call by dialing (888) 858-4756 or (973) 582-2824 and enter reservation number 8546328 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed for approximately 120 days at this website.

    Forward-Looking Statements

    This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as "believes", "expects", "intends", "plans", "appear", "should" and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we project. Included among such statements are those relating to opening new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

    --  revenue and earnings expectations;

    -- general economic, business, and regulatory conditions including federal and state regulations;

    -- availability and cost of qualified physical and occupational therapists;

    --  personnel productivity;

    -- changes in Medicare guidelines and reimbursement or failure of our clinics to maintain their Medicare certification status;

    -- competitive and/or economic conditions in our markets which may require us to close certain clinics and thereby incur closure costs and losses including the possible write-off or write-down of goodwill;

    -- changes in reimbursement rates or payment methods from third party payors including government agencies and deductibles and co-pays owed by patients;

    --  maintaining adequate internal controls;

    --  availability, terms, and use of capital;

    --  future acquisitions; and

    --  weather and other seasonal factors.

    Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see periodic reports filed with the Securities and Exchange Commission (the "SEC") for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this report. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer accurate.

    About U.S. Physical Therapy, Inc.

    Founded in 1990, U.S. Physical Therapy, Inc. operates 292 outpatient physical and/or occupational therapy clinics in 41 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups.

    More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

    (See Attached Tables)



             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except per share data)


                              Three Months Ended      Year Ended
                                 December 31,        December 31,
                              ------------------- -------------------
                                2006     2005(a)    2006     2005(a)
                              --------- --------- --------- ---------
                                  (unaudited)         (unaudited)
Net patient revenues           $33,612   $31,728  $133,376  $124,164
Management contract revenues       324       508     1,784     2,022
Other revenues                       1        20        34        70
                              --------- --------- --------- ---------
Net revenues                    33,937    32,256   135,194   126,256

Clinic operating costs:
  Salaries and related costs    17,406    16,559    69,340    62,708
  Rent, clinic supplies,
   contract labor and other      7,279     6,787    27,896    25,245
  Provision for doubtful
   accounts                        553       394     2,115     1,351
                              --------- --------- --------- ---------
                                25,238    23,740    99,351    89,304

Corporate office costs           4,109     4,156    17,247    16,425
                              --------- --------- --------- ---------
Operating income from
 continuing operations           4,590     4,360    18,596    20,527
Other income (expense):
  Interest and investment
   income, net                      63        90       332       361
  Loss in unconsolidated joint
   venture                          --       (16)      (31)      (34)
  Minority interests in
   subsidiary limited
   partnerships.                (1,292)   (1,460)   (5,647)   (5,939)
                              --------- --------- --------- ---------
                                (1,229)   (1,386)   (5,346)   (5,612)
Income before income taxes
 from continuing operations      3,361     2,974    13,250    14,915
Provision for income taxes       1,275     1,148     5,057     5,737
                              --------- --------- --------- ---------

Net income from continuing
 operations                      2,086     1,826     8,193     9,178
Discontinued operations:
  Income (loss) from
   discontinued operations          28      (325)   (2,985)     (613)
  Tax (expense) benefit from
   discontinued operations         (10)      121     1,088       226
                              --------- --------- --------- ---------
                                    18      (204)   (1,897)     (387)
                              --------- --------- --------- ---------
Net Income                      $2,104    $1,622    $6,296    $8,791
                              ========= ========= ========= =========
Earnings per share:
Basic - income from continuing
 operations (Note 1)             $0.18     $0.15     $0.70     $0.77
Basic - loss from discontinued
 operations (Note 1)                 -     (0.01)    (0.16)    (0.03)
                              --------- --------- --------- ---------
  Total basic earnings per
   share                         $0.18     $0.14     $0.54     $0.74
                              ========= ========= ========= =========
Diluted - income from
 continuing operations (Note
 1)                              $0.18     $0.15     $0.70     $0.76
Diluted - loss from
 discontinued operations (Note
 1)                                  -     (0.01)    (0.16)    (0.03)
                              --------- --------- --------- ---------
  Total diluted earnings per
   share                         $0.18     $0.14     $0.54     $0.73
                              ========= ========= ========= =========




(a) Prior period results have been reclassified to conform with the current year presentation. Prior year results show the allocation of earnings to all minority limited partners in minority interests in subsidiary limited partnerships and the operational losses of the 2006 closed clinics in discontinued operations. Minority interest in subsidiary limited partnerships represents allocation of earnings for all minority limited partners.




             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                   CONSOLIDATED EARNINGS PER SHARE
                (In thousands, except per share data)

Note 1: The following table sets forth the computation of basic and diluted earnings per share:


                              Three Months Ended      Year Ended
                                 December 31,        December 31,
                              ------------------- -------------------
                                2006      2005      2006      2005
                              --------- --------- --------- ---------
                                  (unaudited)         (unaudited)
Numerator:
  Net income from continuing
   operations                   $2,086    $1,826    $8,193    $9,178
  Net income (loss) from
   discontinued operations          18      (204)   (1,897)     (387)
                              --------- --------- --------- ---------
  Net income                    $2,104    $1,622    $6,296    $8,791
                              ========= ========= ========= =========

Denominator:
  Denominator for basic
   earnings per share ---
   weighted-average shares      11,511    11,836    11,690    11,923
  Effect of dilutive
   securities:
  Stock options                     40       149        41       152
                              --------- --------- --------- ---------


  Denominator for diluted
   earnings per share ---
   adjusted weighted-average
   shares and assumed
   conversions                  11,551    11,985    11,731    12,075
                              ========= ========= ========= =========

  Earnings per share:
  Basic - income from
   continuing operations         $0.18     $0.15     $0.70     $0.77
  Basic - loss from
   discontinued operations          --     (0.01)    (0.16)    (0.03)
                              --------- --------- --------- ---------
    Total basic earnings per
     share                       $0.18     $0.14     $0.54     $0.74
                              ========= ========= ========= =========

  Diluted - income from
   continuing operations         $0.18     $0.15     $0.70     $0.76
  Diluted - loss from
   discontinued operations          --     (0.01)    (0.16)    (0.03)
                              --------- --------- --------- ---------
    Total diluted earnings per
     share                       $0.18     $0.14     $0.54     $0.73
                              ========= ========= ========= =========




             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS
          (In thousands, except share and per share amounts)


                                         December 31,   December 31,
                                            2006          2005(a)
                                        -------------- --------------
                                         (unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                   $10,952        $12,352
  Marketable securities - available for
   sale                                           500          2,650
  Patient accounts receivable, less
   allowance for doubtful accounts of
   $1,567 and $1,621, respectively             21,503         19,661
  Accounts receivable -- other                    775            761
  Other current assets                          2,251          1,428
                                        -------------- --------------
          Total current assets                 35,981         36,852
Fixed assets:
  Furniture and equipment                      23,718         23,010
  Leasehold improvements                       15,226         14,556
                                        -------------- --------------
                                               38,944         37,566
  Less accumulated depreciation and
   amortization                                25,573         23,825
                                        -------------- --------------
                                               13,371         13,741
Goodwill                                       20,997         14,339
Other assets                                    1,108          1,587
                                        -------------- --------------
                                              $71,457        $66,519
                                        ============== ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable -- trade                    $1,601         $1,721
  Accrued expenses                              7,007          5,150
  Current portion of notes payable                562            244
                                        -------------- --------------
          Total current liabilities             9,170          7,115
Notes payable                                     797            483
Deferred rent                                   1,273          1,263
Other long-term liabilities                       829            566
                                        -------------- --------------
          Total liabilities                    12,069          9,427
Minority interests in subsidiary limited
 partnerships                                   3,871          3,617
Commitments and contingencies
Shareholders' equity:
  Preferred stock, $.01 par value,
   500,000 shares authorized, no shares
   issued and outstanding                          --             --
  Common stock, $.01 par value,
   20,000,000 shares authorized,
   13,681,849 and 13,645,167 shares
   issued at December 31, 2006 and 2005,
   respectively                                   137            136
  Additional paid-in capital                   36,304         35,037
  Retained earnings                            50,704         44,408
 Treasury stock at cost, 2,214,737 and
  1,809,785 shares held at December 31,
  2006 and 2005, respectively                 (31,628)       (26,106)
                                        -------------- --------------
          Total shareholders' equity           55,517         53,475
                                        -------------- --------------
                                              $71,457        $66,519
                                        ============== ==============




(a) Earnings allocated to all minority limited partners have been reclassified as minority interests in subsidiary limited partnerships at December 31, 2005 for comparison purposes.




             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)


                                                 Year Ended
                                                December 31,
                                        -----------------------------
                                            2006          2005(a)
                                        -------------- --------------
                                         (unaudited)    (unaudited)
Operating activities
  Net income                                   $6,296         $8,791
  Depreciation and amortization                 4,494          4,308
  Loss on sale or disposal of fixed
   assets                                         512            201
  Minority interest in earnings                 5,559          5,939
  Provision for doubtful accounts               2,197          1,446
  Equity-based awards compensation
   expense                                      1,038             --
  Tax benefit from exercise of options            105            705
  Impairment charge - goodwill                    192            145
  Deferred income taxes                          (373)            44
  Recognition of deferred rent subsidies         (403)          (391)
  Other                                            --             45
  Changes in working capital                   (1,145)        (2,053)
                                        -------------- --------------
    Net cash provided by operating
     activities                                18,472         19,180

Investing activities
  Purchase of fixed assets                     (4,655)        (4,527)
  Acquisition of minority interests,
   included in goodwill                        (1,234)        (1,513)
  Purchase of businesses                       (5,206)        (6,321)
  Purchase of marketable securities -
   available for sale                            (700)       (13,700)
  Proceeds on sale of marketable
   securities - available for sale              2,850         12,250
  Proceeds on sale of fixed assets                 99            178
                                        -------------- --------------
    Net cash used in investing
     activities                                (8,846)       (13,633)
Financing activities
  Payment of notes payable                       (245)          (153)
  Repurchase of common stock                   (5,522)        (8,000)
  Excess tax benefit from stock options
   exercised                                      105             --
  Proceeds from exercise of stock
   options                                        125          1,800
  Distributions to minority investors          (5,489)        (6,195)
                                        -------------- --------------
    Net cash used in financing
     activities                               (11,026)       (12,548)

      Change in cash and cash
       equivalents                            $(1,400)       $(7,001)
                                        ============== ==============




(a) All earnings allocated to limited minority partners have been reclassified as minority interests in subsidiary limited partnerships. The allocated earnings are treated as an adjustment to net income to arrive at cash provided by operating activities and the payments of such earnings are included in financing activities.




             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                 RECAP OF CLINIC DEVELOPMENT ACTIVITY


                                                            Number of
                     Opened    Closed     Sold    Acquired   Clinics
                    --------- --------- --------- --------- ---------
As of December 31,
 2004                                                            264

First Quarter 2005,
 March 31, 2005            6        --        (1)       --       269

Second Quarter 2005,
 June 30, 2005             7        (1)       (1)        3       277

Third Quarter 2005,
 September 30, 2005        5        --        --        --       282

Fourth Quarter 2005,
 December 31, 2005        10        (8)       --         2       286
                    --------- --------- --------- --------- ---------

Year 2005, December
 31, 2005                 28        (9)       (2)        5       286
                    ========= ========= ========= ========= =========

First Quarter 2006,
 March 31, 2006           12        --        --        --       298

Second Quarter 2006,
 June 30, 2006             8        (3)       --        --       303

Third Quarter 2006,
 September 30, 2006        7       (28)       --        --       282

Fourth Quarter 2006,
 December 31, 2006         3        --        (1)        8       292
                    --------- --------- --------- --------- ---------

Year Ended, December
 31, 2006                 30       (31)       (1)        8       292
                    ========= ========= ========= ========= =========


    CONTACT: U.S. Physical Therapy, Inc., Houston
             Chief Financial Officer
             Larry McAfee, 713-297-7000
             or
             Chief Executive Officer
             Chris Reading, 713-297-7000